EXHIBIT 99.1

NATIONAL HOLDINGS COMPLETES $1.7 MILLION FINANCING

Company also announces accounting adjustments

New York, New York, June 10, 2010 -- National Holdings Corporation (OTCBB: NHLD.OB) (the “Company”), a full service investment banking company operating through its wholly-owned subsidiaries, reported completion of a $1.7 million financing of subordinated convertible promissory notes with new investors together with certain existing senior management and Board members.

The financing was in the form of a subordinated promissory notes, convertible under certain conditions into a new class of convertible preferred shares of the Company convertible at $0.50 per share and an equal number of warrants with a $0.50 strike price.  The use of proceeds of the financing will be to augment the net capital of the Company’s broker-dealer subsidiaries and for general working capital of the Company.

The lead investor, Frank Plimpton, intends to work closely with the Company and its Board of Directors to pursue strategic opportunities and to raise additional capital in support of that effort. As part of this transaction, Mr. Plimpton was elected to the Board of Directors of the Company.  Mr. Plimpton, and two existing directors, Christopher Dewey and Charles Modica, will be members of a new board committee responsible for pursuing new financing and strategic transactions.

The Company also announced that it had completed an internal accounting review on June 10, 2010 and has determined that the Company's consolidated quarterly financial statements as of December 31, 2009 and March 31, 2010 will be restated; as such the Company announced that such financial statements should not be relied upon.

The accounting review revealed that certain revenues were overstated and certain operating expenses were understated in the fiscal quarter ended December 31, 2009 and March 31, 2010.  Revenues were overstated by approximately $61,000 and $157,000, or 0.22 % and 0.54%, respectively.  Operating expenses were understated by approximately $113,000 and $16,000, or 0.39% and 0.05%, respectively, to correct certain errors related principally to over accruals of revenues, and under accruals of payables partly due to duplicative entries to accrue month end commission revenues on a trade date basis and a net understatement of general accrued expenses including compensation expense, taxes, licenses and registration and other administrative expenses.  There will also be some reclassifications of revenues that have no impact on the financial performance of the Company.

As a result, for the three months ended as of December 31, 2009 and March 31, 2010, respectively:

•	revenues will be revised from $28,388,000 to $28,326,000 and from $29,051,000 to $28,894,000,

•	net loss per common share will be revised from $0.03 to $0.04 per share and from $0.06 to $0.07 per share on a fully diluted basis respectively, and

•	EBITDA, adjusted to exclude non-cash compensation expense and write down of forgivable loans, will be revised from $659,000 to $485,000 and from $593,000 to $453,000.

For the six month period ended March 31, 2010:

•	revenues will be revised from $57,439,000 to $57,220,000,

•	net loss per common share will be revised from $0.09 to $0.11 per share on a basic and fully diluted basis, and

•	EBITDA, adjusted to exclude non-cash compensation expense and write down of forgivable loans, will be revised from $1,253,000 to $938,000.

The restatement has no effect on the cash flows from operating, investing, or financing activities for the three-month period ended December 31, 2009 and six-month period ended March 31, 2010.  In light of the foregoing, the Company will file amended Quarterly Report(s) on Form 10-Q/A for the periods ended December 31, 2009 and March 31, 2010 with restated financial statements and revised disclosures, as applicable.

The Company has taken steps to remediate the weaknesses in its internal control discovered as a result of its accounting review and believes that such weaknesses in internal control for the quarterly periods as of December 31, 2010 and March 31, 2010 have been fully remediated.  The Company is hiring a third-party consultant who specializes in compliance with Sarbanes Oxley and FINRA Net Capital requirements to ensure that proper controls and procedures are in place.  The adjustments as outlined above are preliminary and subject to revision.

The Company also announced that on June 8, 2010, one of its broker dealer subsidiaries, vFinance Investments, Inc., made notification to the Financial Industry Regulatory Authority and the Securities and Exchange Commission of the historical existence at times during the current fiscal year of such firm either being in “Early Warning” or in “Net Capital Violation” in accordance with SEC Rules 15c3-1 and 17a-11.  vFinance Investments also reported that this condition has been cured and that it is currently in compliance with these rules.

“We are very pleased to close on this capital with a view to pursuing strategic opportunities and to raise substantial additional capital in order to accelerate our growth strategy and diversify,” stated Mark Goldwasser, Chief Executive Officer.  “We are also pleased to have discovered and addressed these accounting issues for the benefit of our stockholders.”

“We believe that having Frank Plimpton as a lead investor in this capital raise and as a new member on our Board of Directors as well as spearheading our strategic initiative with our Vice Chairman, Chris Dewey, along with our Board of Directors, places the Company in a very strong position to attract greater opportunities and significant capital,” stated Leonard J. Sokolow, President and Vice Chairman.

Frank Plimpton, age 56, has over 29 years of experience in reorganizations, investment banking and investing.  He has previously served on the Boards of Broadpoint Gleacher Securities, Inc. (now Gleacher & Co.), NRG Energy, Inc., and a number of private companies.  Mr. Plimpton has been an active private equity and special situations investor since 1991, including investments which completed over $15 billion in restructurings and over $5 billion in financings.  Mr. Plimpton previously served as a partner of MatlinPatterson Global Advisors LLC from its inception in July 2002 through 2008, having joined its predecessor (the Distressed Securities Group at Credit Suisse) in 1998.  Mr. Plimpton holds a BA in Applied Mathematics and Economics from Harvard College (cum laude, 1976), a JD from the University of Chicago Law School (1981), and an MBA from the University of Chicago Booth School of Business (1980).

About National Holdings Corporation
National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the SEC, and members of FINRA and SIPC. vFinance is also a member of the NFA. The three principal lines of business of the broker-dealers are offering full service retail brokerage; providing investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies; and trading securities, including making markets in over 4,000 micro and small-cap stock, distributing direct market access platforms, and providing liquidity in the United States Treasury marketplace. National Asset Management is a federally-registered investment advisor. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

Safe Harbor Statements
This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences include, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.  Actual results, including, without limitations, the results of National Holdings’ strategic initiatives, may differ significantly than those anticipated in forward looking statements.  National Holdings undertakes no duty to update these forward-looking statements, except as required by law.

CONTACTS:
Mark Goldwasser	Leonard J. Sokolow
Chairman and Chief Executive Officer	Vice Chairman and President
Tel: 212-417-8210	Tel: 561-981-1005

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